UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2009

PRIMUS GUARANTY, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda	001-32307	98-0402357
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Clarendon House 2 Church Street Hamilton HM 11, Bermuda
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 441-296-0519

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On December 3, 2009, Primus Guaranty, Ltd. (“the Registrant”) provided an update on the credit swap protection sold by Primus Financial Products, LLC and its subsidiaries (collectively, “Primus Financial”) on five financial guaranty (monoline) companies.

At November 30, 2009, the outstanding notional amount of single name credit swap protection that Primus Financial sold to current counterparties on five financial guaranty companies totaled $378.3 million and had a negative mark-to-market value of approximately $140 million. Of the $378.3 million notional, $40 million notional consists of single name credit swap protection sold on Financial Guaranty Insurance Company (“FGIC”). FGIC was recently ordered by the New York Insurance Department to suspend paying any and all claims, which was determined a credit event by the International Swaps and Derivatives Association’s Americas Determinations Committee. Based on current estimated recovery levels, Primus Financial’s net cash payments related to the FGIC credit event could be approximately $35 million.

Primus Financial’s consolidated cash capital at November 30, 2009 totaled approximately $650 million. During December 2009, Primus Financial expects to receive approximately $18 million in premiums related to credit swaps outstanding with counterparties.

Primus Financial has been able to reduce its single name credit swap exposure to financial guaranty companies by executing risk mitigation transactions and by allowing credit swaps to mature. Primus Financial also reduced its exposure to financial guaranty companies in certain bespoke tranches through risk mitigating transactions.

Approximately $175 million notional amount of single name credit swap protection that Primus Financial sold to current counterparties on financial guaranty companies is scheduled to mature during the next 13 months through December 2010.

Some of the statements above and other statements Primus Guaranty may make, particularly those anticipating future financial performance, business prospects, growth and operating strategies, market performance, valuations and similar matters, are forward-looking statements that involve a number of assumptions, risks and uncertainties, which change over time. For those statements, Primus Guaranty claims the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Any such statements speak only as of the date they are made, and Primus Guaranty assumes no duty to, and does not undertake to, update any forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements, and future results could differ materially from historical performance. For a discussion of the factors that could affect the Company’s actual results please refer to the risk factors identified from time to time in the Company’s SEC reports, including, but not limited to, Primus Guaranty’s Annual Report on Form 10-K, as filed with the U.S. Securities and Exchange Commission.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMUS GUARANTY, LTD.

By: /S/ Richard Claiden
Richard Claiden
Chief Financial and Operating Officer
(Duly Authorized Officer)

Date: December 3, 2009

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